Exhibit 99.1
NEWS

FOR IMMEDIATE RELEASE Tuesday, January 25, 2022	INVESTOR RELATIONS CONTACT: Ashlee Kishimoto - (808) 835-3700 Investor.Relations@HawaiianAir.com MEDIA RELATIONS CONTACT: Alex Da Silva (808) 835-3712 News@HawaiianAir.com

Hawaiian Holdings Reports 2021 Fourth Quarter and Full Year Financial Results

HONOLULU — January 25, 2022 — Hawaiian Holdings, Inc. (NASDAQ: HA) (the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the fourth quarter and full year 2021.

Fourth Quarter 2021 - Key Financial Metrics
	GAAP	YoY Change	Adjusted	YoY Change
Net Income (Loss)	($92.6M)	+$70.0M	($70.3M)	+$102.5M
Diluted EPS	($1.81)	+$1.69	($1.37)	+$2.34
Pre-tax Margin	(24.1)%	+128.7 pts.	(18.4)%	+126.8 pts.

Full Year 2021 - Key Financial Metrics
	GAAP	YoY Change	Adjusted	YoY Change
Net Income (Loss)	($144.8M)	+$366.2M	($383.4M)	+$167.5M
Diluted EPS	($2.85)	+$8.23	($7.55)	+$4.41
Pre-tax Margin	(11.6)%	+71.3 pts.	(30.5)%	+56.7 pts.

"Throughout 2021 the Hawaiian Airlines team has executed a remarkable recovery from the depths of the pandemic. Demand for leisure travel remains resilient as evidenced by strong domestic travel volumes to Hawaiʻi, and the building blocks continue to fall into place for a recovery of international demand in 2022” said Peter Ingram, Hawaiian Airlines President and CEO. "I am energized every day by the outstanding contributions of my colleagues throughout Hawaiian who have positioned us for a bright future."

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables.

Financial Results

Fourth Quarter 2021

The Company reported total revenue of $494.7 million, down 30% compared to the fourth quarter of 2019, on 19% lower capacity.

The Company reported total operating expenses of $566.1 million, and adjusted operating expenses of $443.4 million.

The Company reported EBITDA of ($58.9) million and adjusted EBITDA of ($30.7) million.

Full Year 2021

For the full year of 2021, the Company reported total revenue of $1.6 billion, down 44% compared to the full year of 2019, on 29% lower capacity.

The Company reported total operating expenses of $1.7 billion, and adjusted operating expenses of $1.6 billion.

The Company reported EBITDA of $63.4 million and adjusted EBITDA of ($238.7) million.

Liquidity and Capital Resources

As of December 31, 2021 the Company had:

•Unrestricted cash, cash equivalents and short-term investments of $1.7 billion
•Outstanding debt and finance lease obligations of $1.9 billion
•Air traffic liability of $631.2 million

As of December 31, 2021, the Company had $2.0 billion in liquidity, including its undrawn $235 million revolving credit facility.

2021 Highlights

Routes and scheduled services

•Launched four new routes with nonstop flights from Honolulu to Austin, Orlando, and Ontario and from Maui to Long Beach
•Resumed certain international flights, between Hawaiʻi and French Polynesia, American Samoa, and Sydney, Australia
•Participated in the Civil Reserve Air Fleet and deployed two wide-body aircraft to transport over 3,000 Afghan refugees between U.S. military bases

Guest experience

•Eliminated change fees and announced no expiration of HawaiianMiles rewards
•Opened new airside concourse in Honolulu (HNL) and moved to a new terminal in Los Angeles (LAX) offering improved experiences for our guests and employees
•Announced intent to implement the Amadeus Altea software suite
•Participated in the State of Hawaiʻi's preclearance program to expedite guests through the State's COVID-19 arrival protocols

Fleet and financing

•Extended leases for two A330-200 aircraft and amended leases for two other A330-200 aircraft, reducing monthly rent payments
•Raised a total of $1.6 billion in capital through a loyalty program financing, an at-the-market equity offering of common stock and participation in federal Payroll Support Programs
•Repaid approximately $440.9 million in future debt obligations

Environmental, Social and Corporate Governance

•Participated in the International Air Transport Association Annual General Meeting, and furthered the Company's commitment to achieve net-zero carbon emissions by 2050
•Published second annual Corporate Kuleana Report outlining progress in advancing various environmental, social and governance (ESG) initiatives
•Pledged to offset emissions from international flights above 2019 levels in accordance with the International Civil Aviation Organization’s Carbon Offsetting and Reduction Scheme for International Aviation (CORSIA)

First Quarter 2022 Outlook

The table below summarizes the Company's expectations for the quarter ending March 31, 2022 expressed as an expected percentage change compared to the results for the quarter ended March 31, 2019.

Item	First Quarter 2022 Guidance	GAAP Equivalent	GAAP First Quarter 2022 Guidance
ASMs	Down 10% to 13%
Total Revenue	Down 31% to 35%
Costs per ASM, excluding fuel and non-recurring items (a)	Up 10% to 13%	Costs per ASM (a)	Up 11.7% to 14.2%
Gallons of Jet Fuel Consumed	Down 18% to 21%
Fuel Price per Gallon (b)	$2.53
Adjusted EBITDA (c)	$(150) million to $(90) million	Net Income (c)
Effective Tax Rate	~21%

Full Year 2022 Outlook

The Company is providing an update to its outlook for the full year 2022 based on changes since its prior outlook filed on Form 8-K with the Securities and Exchange Commission on December 13, 2021. The table below summarizes the Company's expectations for the full year ending December 31, 2022 expressed as an expected percentage change compared to the results for the year ended December 31, 2019. Costs per ASM excludes any adjustments for labor agreements that are currently amendable or become amendable in 2022.

Item	Updated Guidance	Prior Guidance	GAAP Equivalent, Updated Guidance	GAAP Equivalent, Prior Guidance
ASMs	Down 3% to up 1%	Flat to up 4%
Costs per ASM excluding fuel and non-recurring items (a)	Up 3.5% to 7.5%	Up 2% to 6%	Cost per ASM (a) Up 5.8% to 9.0%	Cost per ASM (a) Up 1.5% to 5.5%
Gallons of Jet Fuel Consumed	Down 4.5% to 8.5%	Up 0.5% to down 3.5%
Fuel Price per Gallon (b)	$2.42	$2.09
Capital Expenditures	$105M To $125M	$365M to $385M

The Company's estimates for its costs per ASM excluding fuel and non-recurring items for the quarter ending March 31, 2022 and full year ending December 31, 2022, exclude any cost assumptions for the tentative agreements reached with the International Association of Machinists and Aerospace Workers (IAM). When the agreement with the IAM is ratified, the Company expects a 1 to 1.5 point increase in its costs per ASM excluding fuel and non-recurring for the full year ending December 31, 2022 as compared to the year ended December 31, 2019.

(a) See Table under "Non-GAAP Reconciliation" for a reconciliation of GAAP costs per ASM to costs per ASM excluding fuel and non-recurring items.
(b) Fuel Price per Gallon estimates are based on the January 20, 2022 fuel forward curve.
(c) The Company is not providing a reconciliation of adjusted EBITDA to GAAP net income, the most directly comparable GAAP measure, as it is unable, without unreasonable efforts, to calculate certain special and non-recurring charges, which could have a significant impact on the GAAP measure.

Statistical information, as well as a reconciliation of certain non-GAAP financial measures, can be found in the accompanying tables.
Investor Conference Call

Hawaiian Holdings’ quarterly and full year earnings conference call is scheduled to begin today (January 25, 2022) at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may listen to the live audio webcast on the investor relations section of the Company’s website at HawaiianAirlines.com. For those who are not available for the live webcast, the call will be archived and available for 90 days on the investor relations section of the Company's website.

About Hawaiian Airlines

Hawaiian® has led all U.S. carriers in on-time performance for each of the past 17 years (2004-2020) reported by the U.S. Department of Transportation and was named the #1 U.S. airline by Condé Nast Traveler's 2021 Readers Choice Awards. Consumer surveys by Travel + Leisure and TripAdvisor have placed Hawaiian among the top of all domestic airlines serving Hawai‘i.

Now in its 93rd year of continuous service, Hawaiian is Hawaiʻi's biggest and longest-serving airline. Hawaiian offers approximately 130 flights within the Hawaiian Islands, daily nonstop flights between Hawaiʻi and 16 U.S. gateway cities – more than any other airline – as well as service connecting Honolulu and American Samoa, Japan, South Korea, Sydney, and Tahiti. As a result of the COVID-19 pandemic, Hawaiian's Auckland flights remain suspended.

The airline is committed to connecting people with aloha by offering complimentary meals for all guests on transpacific routes and the convenience of no change fees on Main Cabin and Premium Cabin seats. HawaiianMiles members also enjoy flexibility with miles that never expire.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow Hawaiian's Twitter updates (@HawaiianAir), become a fan on Facebook (Hawaiian Airlines), and follow us on Instagram (hawaiianairlines). For career postings and updates, follow Hawaiian's LinkedIn page.

For media inquiries, please visit Hawaiian Airlines' online newsroom.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance. Such forward-looking statements include, without limitation, the Company’s positioning for the upcoming year; the Company's ability, timing and progress in rebuilding its business from the impacts of COVID-19 pandemic; the timing of recovery of international demand for air travel; the Company's future emissions and other environmental commitments; the Company’s outlook for the first fiscal quarter and fiscal year 2022; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements. These forward-looking statements are and will be subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the continuing and developing effects of the spread of COVID-19 on the Company's business operations and financial condition; whether the Company's cost-cutting plans related to the COVID-19 pandemic will be effective or sufficient; the duration of government-mandated and other restrictions on travel; the full effect that the quarantine, restrictions on travel and other measures to limit the spread of COVID-19 will have on demand for air travel in the markets in which the Company operates; fluctuations and the extent of declining demand for air transportation in the markets in which the Company operates; the Company's dependence on the tourism industry; the Company's ability to generate sufficient cash and manage its available cash; the Company’s ability to accurately forecast economic volatility; macroeconomic developments; political developments; the price and availability of aircraft fuel; labor negotiations; supply chain constraints; regulatory determinations and related developments; competitive pressures, including the impact of industry capacity between North America and Hawai‘i and interisland; changes in the Company's future capital needs; and foreign currency exchange rate fluctuations.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.
Hawaiian Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data) (unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	% Change	2021	2020	% Change
	(in thousands, except per share data)
Operating Revenue:
Passenger	$423,118	$91,791	361.0%	$1,370,902	$664,799	106.2%
Other	71,620	57,892	23.7%	225,682	180,014	25.4%
Total	494,738	149,683	230.5%	1,596,584	844,813	89.0%
Operating Expenses:
Wages and benefits	186,759	149,833	24.6%	698,101	628,558	11.1%
Aircraft fuel, including taxes and delivery	122,642	26,338	365.6%	363,003	161,363	125.0%
Aircraft rent	25,276	26,770	(5.6)%	109,476	103,890	5.4%
Maintenance materials and repairs	50,632	28,504	77.6%	170,048	121,571	39.9%
Aircraft and passenger servicing	31,779	11,557	175.0%	105,675	58,016	82.1%
Commissions and other selling	22,869	11,453	99.7%	72,512	46,297	56.6%
Depreciation and amortization	33,931	36,149	(6.1)%	138,299	151,665	(8.8)%
Other rentals and landing fees	33,351	16,209	105.8%	116,772	73,808	58.2%
Purchased services	27,984	22,044	26.9%	103,213	99,050	4.2%
Special items	—	5,704	(100.0)%	8,983	184,111	(95.1)%
Government grant recognition	—	—	—%	(320,645)	(240,648)	33.2%
Other	30,857	24,600	25.4%	113,711	104,743	8.6%
Total	566,080	359,161	57.6%	1,679,148	1,492,424	12.5%
Operating Loss	(71,342)	(209,478)	(65.9)%	(82,564)	(647,611)	(87.3)%
Nonoperating Income (Expense):
Other nonoperating special items	—	1,329		—	(5,682)
Interest expense and amortization of debt discounts and issuance costs	(26,526)	(13,827)		(110,431)	(40,439)
Interest income	3,942	1,003		8,603	8,731
Capitalized interest	1,017	653		3,357	3,236
Other components of net periodic benefit cost	623	711		3,566	1,300
Gains (losses) on fuel derivatives	—	3		217	(6,930)
Loss on extinguishment of debt	(34,895)	—		(38,889)	—
Other, net	7,807	(9,153)		30,818	(12,657)
Total	(48,032)	(19,281)		(102,759)	(52,441)
Loss Before Income Taxes	(119,374)	(228,759)		(185,323)	(700,052)
Income tax benefit	(26,800)	(66,199)		(40,550)	(189,117)
Net Loss	$(92,574)	$(162,560)		$(144,773)	$(510,935)
Net Loss Per Common Stock Share:
Basic	$(1.81)	$(3.50)		$(2.85)	$(11.08)
Diluted	$(1.81)	$(3.50)		$(2.85)	$(11.08)
Weighted Average Number of Common Stock Shares Outstanding:
Basic	51,213	46,458		50,769	46,100
Diluted	51,213	46,458		50,769	46,100
Cash Dividends Declared Per Common Share	$—	$—		$—	$0.12

Table 2.
Hawaiian Holdings, Inc.
Selected Statistical Data
(in thousands, except as otherwise indicated) (unaudited)

	Three Months Ended December 31,						Twelve Months Ended December 31,
	2021		2020			% Change	2021		2020			% Change
	(in thousands, except as otherwise indicated)
Scheduled Operations (a) :
Revenue passengers flown	2,003		480			317.3%	6,515		3,353			94.3%
Revenue passenger miles (RPM)	2,979,836		569,608			423.1%	9,979,848		4,558,045			119.0%
Available seat miles (ASM)	4,210,079		1,431,771			194.0%	14,411,410		7,527,383			91.5%
Passenger revenue per RPM (Yield)	14.20	¢	16.11	¢		(11.9)%	13.74	¢	14.59	¢		(5.8)%
Passenger load factor (RPM/ASM)	70.8%		39.8%		31.0	pt.	69.2%		60.6%		8.6	pt.
Passenger revenue per ASM (PRASM)	10.05	¢	6.41	¢		56.8%	9.51	¢	8.83	¢		7.7%
Total Operations (a) :
Revenue passengers flown	2,011		485			314.6%	6,543		3,362			94.6%
RPM	2,997,208		580,977			415.9%	10,054,062		4,576,623			119.7%
ASM	4,237,388		1,453,062			191.6%	14,535,425		7,560,486			92.3%
Passenger load factor (RPM/ASM)	70.7%		40.0%		30.7	pt.	69.2%		60.5%		8.7	pt.
Operating revenue per ASM (RASM)	11.68	¢	10.30	¢		13.4%	10.98	¢	11.17	¢		(1.7)%
Operating cost per ASM (CASM)	13.36	¢	24.72	¢		(46.0)%	11.55	¢	19.74	¢		(41.5)%
CASM excluding aircraft fuel and non-recurring items (b)	10.46	¢	22.51	¢		(53.5)%	11.20	¢	18.35	¢		(39.0)%
Aircraft fuel expense per ASM (c)	2.90	¢	1.82	¢		59.3%	2.50	¢	2.13	¢		17.4%
Revenue block hours operated	45,175		10,968			311.9%	157,236		82,711			90.1%
Gallons of jet fuel consumed	52,507		21,250			147.1%	179,494		106,225			69.0%
Average cost per gallon of jet fuel (actual) (c)	$2.34		$1.24			88.7%	$2.02		$1.52			32.9%
Economic fuel cost per gallon (c)(d)	$2.34		$1.29			81.4%	$2.02		$1.60			26.3%

(a)    Includes the operations of the Company's contract carrier under a capacity purchase agreement, which was terminated in the first half of 2021. Total Operations includes both scheduled and chartered operations.
(b)    See Table 4 for a reconciliation of GAAP operating expenses to operating expenses excluding aircraft fuel and non-recurring items.
(c)    Includes applicable taxes and fees.
(d)    See Table 3 for a reconciliation of GAAP fuel costs to economic fuel costs.

Table 3.
Hawaiian Holdings, Inc.
Economic Fuel Expense
(in thousands, except per-gallon amounts) (unaudited)

The Company believes that economic fuel expense is a good measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period. The Company defines economic fuel expense as GAAP fuel expense plus losses/(gains) realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	% Change	2021	2020	% Change
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$122,642	$26,338	365.6%	$363,003	$161,363	125.0%
Realized losses on settlement of fuel derivative instruments	—	1,137	(100.0)%	165	9,035	(98.2)%
Economic fuel expense	$122,642	$27,475	346.4%	$363,168	$170,398	113.1%
Fuel gallons consumed	52,507	21,250	147.1%	179,494	106,225	69.0%
Economic fuel costs per gallon	$2.34	$1.29	81.4%	$2.02	$1.60	26.3%

Table 4.
Hawaiian Holdings, Inc.
Non-GAAP Financial Reconciliation (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including adjusted net income (loss), adjusted operating expenses, adjusted diluted net income (loss) per share (EPS), CASM, PRASM, RASM, Passenger Revenue per RPM, Adjusted EBITDA, and pre-tax margin. Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The adjustments are described below:

•During the three and twelve months ended December 31, 2020, the effective tax rate included a tax benefit of $15.9 million and $45.4 million, respectively, resulting from the rate differential between the prevailing tax rate of 21% during the years that generated net operating losses and the previous tax rate of 35% that was in effect during the years to which net operating losses were carried back as a result of the enactment of the Coronavirus Aid Relief and Economic Security (CARES) Act.

•During the twelve months ended December 31, 2021 and December 31, 2020, the Company recognized $320.6 million and $240.6 million, respectively, in contra-expense related to grant proceeds under the federal Payroll Support Programs (Government grant recognition). The grant proceeds were recognized in proportion to estimated wages and benefits expense over the period to which the Payroll Support Programs relate.

•Loss on extinguishment of debt is excluded to allow investors to better analyze our core operational performance and more readily compare our results to other airlines in the periods presented below.

•Changes in fair value of fuel derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period, and include the unrealized amounts of fuel derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts.

•Changes in fair value of foreign currency derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period, including the unrealized amounts of foreign currency derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts.

•Unrealized loss (gain) on foreign debt is based on fluctuation in exchange rates and the measurement of foreign-denominated debt to our functional currency.

•The Company recorded the following as special items:

◦During the three months ended March 31, 2020, a charge of $20.2 million was recorded for the ratification of a collective bargaining agreement with the Association of Flight Attendants in April 2020 (related to service prior to January 1, 2020).
◦During the three months ended March 31, 2020, a special charge of $106.7 million was recorded for goodwill impairment resulting from a decline in the market value of the Company's equity (i.e., share price), and the Company's inability to support the carrying value of goodwill on its financial statements.

◦During the three months ended June 30, 2020, an impairment charge of $34.0 million was recorded with the impairment of certain long-lived assets, comprised of (a) an impairment charge of $27.5 million related to the Company's ATR-42 and ATR-72 fleets; (b) an additional impairment charge of $3.4 million to mark down the Company's commercial real estate assets to fair value; and (c) $3.1 million of charges related to write-downs of projects permanently suspended as a result of the COVID-19 pandemic.

◦During the three months ended September 30, 2020, the Company recorded $24.5 million in special items related to its voluntary and involuntary separation programs, of which $17.5 million was recorded as an operating special item related to severance and benefits and $7.0 million was recorded as a non-operating special item related to termination benefits and curtailment loss.

◦During the three months ended December 31, 2020, the Company recorded long-lived asset impairment of approximately $5.4 million, comprised of an additional write-down of its ATR-42 and ATR-72 fleet of approximately $4.9 million as a result of ongoing market uncertainty attributed to the COVID-19 pandemic and the write-off of approximately $0.5 million in capitalized software projects that were permanently suspended in response to the continuing impacts of the COVID-19 pandemic. Additionally, the Company recorded $0.3 million related to additional costs for the finalization of the voluntary and involuntary separation programs discussed above.

◦During the three months ended December 31, 2020, the Company completed its accounting for voluntary and involuntary separation programs initiated in the third quarter of 2020, resulting in the reversal of non-operating special items of approximately $1.3 million.

◦During the three months ended June 30, 2021, a special charge of $9.0 million was recorded for the termination of the Company's 'Ohana by Hawaiian passenger and cargo operations, which operated under a Capacity Purchase Agreement (CPA) with a third party carrier. The charge included $6.4 million related to the write-down of the asset group and $2.6 million related to the early termination of the CPA.

The Company believes that adjusting for the impact of an effective tax rate differential, the receipt of grant proceeds, changes in fair value of fuel derivative contracts and foreign currency derivative contracts, fluctuations in foreign exchange rates, special items, and the sale of aircraft and aircraft equipment helps investors better analyze the Company's operational performance and compare its results to other airlines in the periods presented.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2021		2020		2021		2020
	Total	Diluted Per Share	Total	Diluted Per Share	Total	Diluted Per Share	Total	Diluted Per Share
	(in thousands, except per share data)
GAAP net income (loss), as reported	$(92,574)	$(1.81)	$(162,560)	$(3.50)	$(144,773)	$(2.85)	$(510,935)	$(11.08)
Adjusted for:
CARES Act - carryback of additional NOLs	—	—	(15,879)	(0.34)	—	—	(45,416)	(0.99)
Government grant recognition	—	—	—	—	(320,645)	(6.32)	(240,648)	(5.22)
Loss on extinguishment of debt	34,895	0.68	—	—	38,889	0.77	—	—
Changes in fair value of fuel derivative instruments	—	—	(1,140)	(0.02)	(382)	(0.01)	(2,105)	(0.05)
Unrealized loss (gain) on non-designated foreign exchange positions	—	—	904	0.02	(1,352)	(0.03)	1,327	0.03
Unrealized loss (gain) on foreign debt	(6,697)	(0.13)	7,218	0.16	(27,593)	(0.54)	14,759	0.32
Special items	—	—	5,704	0.12	8,983	0.18	184,111	3.99
Nonoperating special items	—	—	(1,329)	(0.03)	—	—	5,682	0.12
Tax effect of adjustments	(5,922)	(0.11)	(5,765)	(0.12)	63,441	1.25	42,252	0.92
Adjusted Net Income (Loss)	$(70,298)	$(1.37)	$(172,847)	$(3.71)	$(383,432)	$(7.55)	$(550,973)	$(11.96)

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
	(in thousands)
Loss Before Income Taxes	$(119,374)	$(228,759)	$(185,323)	$(700,052)
Adjusted for:
Government grant recognition	—	—	(320,645)	(240,648)
Loss on extinguishment of debt	34,895	—	38,889	—
Changes in fair value of fuel derivative instruments	—	(1,140)	(382)	(2,105)
Unrealized loss (gain) on non-designated foreign exchange positions	—	904	(1,352)	1,327
Unrealized loss (gain) on foreign debt	(6,697)	7,218	(27,593)	14,759
Special items	—	5,704	8,983	184,111
Nonoperating special items	—	(1,329)	—	5,682
Adjusted Income (Loss) Before Income Taxes	$(91,176)	$(217,402)	$(487,423)	$(736,926)

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Net Income (Loss) before Taxes	$(119,374)	$(228,759)	$(185,323)	$(700,052)
Depreciation & Amortization	33,931	36,149	138,299	151,665
Interest and amortization of debt	(26,526)	(13,827)	(110,431)	(40,439)
EBITDA, as reported	(58,917)	(178,783)	63,407	(507,948)
Adjusted for:
Government grant recognition	—	—	(320,645)	(240,648)
Loss on extinguishment of debt	34,895	—	38,889	—
Changes in fair value of fuel derivative instruments	—	(1,140)	(382)	(2,105)
Unrealized loss (gain) on non-designated foreign exchange positions	—	904	(1,352)	1,327
Unrealized loss (gain) on foreign debt	(6,697)	7,218	(27,593)	14,759
Special items	—	5,704	8,983	184,111
Nonoperating special items	—	(1,329)	—	5,682
Adjusted EBITDA	$(30,719)	$(167,426)	$(238,693)	$(544,822)

Operating Costs per Available Seat Mile (CASM)
The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel and non-recurring items. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and non-recurring items (if applicable) to measure and monitor its costs.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2021		2020		2021		2020
	(in thousands, except CASM data)
GAAP operating expenses	$566,080		$359,161		$1,679,148		$1,492,424
Aircraft fuel, including taxes and delivery	(122,642)		(26,338)		(363,003)		(161,363)
Government grant recognition	—		—		320,645		240,648
Special items	—		(5,704)		(8,983)		(184,111)
Adjusted operating expenses	$443,438		$327,119		$1,627,807		$1,387,598
Available Seat Miles	4,237,388		1,453,062		14,535,425		7,560,486
CASM—GAAP	13.36	¢	24.72	¢	11.55	¢	19.74	¢
Aircraft fuel, including taxes and delivery	(2.90)		(1.82)		(2.50)		(2.13)
Government grant recognition	—		—		2.21		3.18
Special items	—		(0.39)		(0.06)		(2.44)
Adjusted CASM	10.46	¢	22.51	¢	11.20	¢	18.35	¢

	Estimated three months ending March 31, 2022					Estimated twelve months ending December 31, 2022
	(in thousands, except CASM data)
GAAP operating expenses	$587,250		-	$620,880		$2,570,551		-	$2,757,418
Aircraft fuel, including taxes and delivery	(128,958)		-	(133,855)		(597,863)		-	(623,999)
Adjusted operating expenses	$458,293		-	$487,026		$1,972,688		-	$2,133,419
Available seat miles	4,221,171		-	4,366,729		19,978,810		-	20,802,678
CASM - GAAP	13.91	¢	-	14.22	¢	12.87	¢	-	13.26	¢
Aircraft fuel, including taxes and delivery	(3.06)		-	(3.07)		(2.99)		-	(3.00)
Adjusted CASM	10.86	¢	-	11.15	¢	9.87	¢	-	10.26	¢

Pre-tax margin
The Company excludes unrealized (gains) losses from fuel derivative contracts and foreign debt, losses on the sale of aircraft and non-recurring items from pre-tax margin for the same reasons as described above.

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Pre-Tax Margin, as reported	(24.1)%	(152.8)%	(11.6)%	(82.9)%
Adjusted for:
Government grant recognition	—	—	(20.1)	(28.5)
Changes in fair value of fuel derivative instruments	—	(0.7)	—	(0.2)
Unrealized loss (gain) on non-designated foreign exchange positions	—	0.6	(0.1)	0.2
Unrealized loss (gain) on foreign debt	(1.4)	4.8	(1.7)	1.7
Special items	—	3.8	0.6	21.8
Nonoperating special items	—	(0.9)	—	0.7
Adjusted Pre-Tax Margin	(18.4)%	(145.2)%	(30.5)%	(87.2)%